UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2016  (September 8, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2016, RockPile Energy Services, LLC (“RockPile”), a wholly-owned subsidiary of Triangle Petroleum Corporation (“Triangle” or the “Company”), and RockPile Newco, LLC (“NewCo”), a wholly-owned subsidiary of White Deer Energy L.P. II, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which RockPile agreed to sell substantially all of its assets and certain of its liabilities (the “Transaction”) to NewCo for a base purchase price of $58.0 million in cash, subject to an escrow holdback for indemnification claims and post-closing working capital adjustments. The Asset Purchase Agreement includes customary representations, warranties and covenants by the parties, and each party has agreed to indemnify the other for breaches of representations and warranties, covenants, and certain other matters, subject to certain exceptions and limitations.

 The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the text of the Asset Purchase Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending October 31, 2016.

The Transaction closed simultaneously with the signing of the Asset Purchase Agreement. The cash proceeds from the Transaction not subject to holdback or the wind-down budget (discussed below) were paid directly to RockPile’s secured lenders in satisfaction of RockPile’s obligations under the Credit Agreement, dated as of March 25, 2014, as amended (the “Credit Agreement”), among RockPile as borrower, the lenders party thereto (the “Secured Lenders”), and Citibank, N.A. as administrative agent. Triangle received no proceeds of the Transaction on account of its membership interest in RockPile.

Concurrently with the closing of the Transaction, RockPile entered into a payoff letter pursuant to which the Secured Lenders released all liens on the assets purchased by NewCo under the Asset Purchase Agreement.  RockPile retained a portion of the proceeds from the Transaction to be applied, to the extent necessary, to pay liabilities of RockPile in accordance with an agreed upon wind-down budget, with the Secured Lenders retaining a residual right to receive any remaining funds following the wind-down.

RockPile has retained Carroll Services, LLC as liquidating trustee to oversee the wind-down and dissolution of RockPile.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information regarding the Transaction described under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel